Exhibit 8.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

May 20, 2016

The Dow Chemical Company

2030 Dow Center

Midland, MI 48674

Ladies and Gentlemen:

We have acted as counsel to The Dow Chemical Company, a Delaware corporation (“Dow”), in connection with the Agreement and Plan of Merger, dated as of December 11, 2015 (the “Agreement”), by and among DowDuPont Inc., formerly known as Diamond-Orion Holdco, Inc., a Delaware corporation (“HoldCo”), Dow, Diamond Merger Sub, Inc., a Delaware corporation (“Diamond Merger Sub”), Orion Merger Sub, Inc., a Delaware corporation (“Orion Merger Sub”) and E. I. du Pont de Nemours and Company, a Delaware corporation (“DuPont”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement and references herein to the Agreement shall include all exhibits and schedules thereto. At your request, we are rendering our opinion concerning certain U.S. federal income tax consequences relating to the transactions contemplated by the Agreement (the “Transactions”).

In formulating our conclusions, we reviewed such documents as we deemed appropriate, including the Agreement and the registration statement on Form S-4 filed by HoldCo with the Securities and Exchange Commission (“SEC”) on March 1, 2016, as amended and supplemented through the date hereof, including the prospectus which forms a part thereof (the “Registration Statement”). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various representatives of HoldCo, Dow, Diamond Merger Sub, Orion Merger Sub and DuPont and their affiliates.

Our opinion set forth below assumes: (1) the accuracy and completeness of the statements and facts concerning the Transactions described in the Registration Statement, (2) the consummation of the Transactions in the manner contemplated by, and in accordance with the terms set forth in, the Agreement and the Registration Statement, (3) the accuracy and completeness of the representation letters delivered by HoldCo, Dow, Diamond Merger Sub, Orion Merger Sub and DuPont to us, dated the date hereof, as of the date hereof and through the Effective Time and thereafter as relevant, (4) that any representations or statements made in such representation letters which are qualified by knowledge or qualifications of like import are true and accurate without such qualification, and (5) that there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

The Dow Chemical Company

May 20, 2016

Based upon the facts and statements set forth above, our examination and review of the Agreement and the Registration Statement and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Consequences of the Mergers”, it is our opinion that for U.S. federal income tax purposes the Diamond Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code or as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code and the Orion Merger will qualify as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code, with the U.S. federal income tax consequences to U.S. holders (as defined in the Registration Statement) of Dow and DuPont stock as described under “U.S. Federal Income Tax Consequences of the Mergers—U.S. Federal Income Tax Consequences of the Mergers to U.S. Holders of Dow Common Stock and DuPont Common Stock” in the Registration Statement.

Our conclusion is based on current provisions of the Code (and the Treasury Regulations promulgated thereunder), published pronouncements of the IRS and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Transactions, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the conclusion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

No conclusions are expressed with respect to the laws of any state or foreign jurisdiction or on any matters other than that specifically covered by the foregoing conclusion. This opinion is issued in connection with the Registration Statement and may not be relied upon by anyone in any other context nor used for any other purpose.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP